EXHIBIT 21

                   SUBSIDIARIES OF EDISON CONTROL CORPORATION


                               STATE OF            TRADE
NAME                           INCORPORATION       NAMES

Construction Forms, Inc.       Wisconsin           CF, ConForms, Construction
                                                   Forms, CF Pipejoint, ConForms
                                                   Europe, UTI, UT, Ultra Tech,
                                                   ConForms Asia

JABCO, LLC                     Wisconsin           JABCO